FIRST AMENDMENT TO CUSTODIAN AGREEMENT

     This First Amendment to the Custodian Agreement (the "Amendment") is made as of December 1, 2000, by and between American Express Trust Company (the "Customer") and The Bank of New York (the "Custodian").

                                    RECITALS

 FIRST: Customer and Custodian have previously entered into a certain Custodian Agreement dated as of May 13, 1999 (the "Custodian Agreement"), and Customer and Custodian now wish to amend certain provisions of the Custodian Agreement, including certain Schedules thereto.

 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Customer and Custodian agree as follows:

1. The reference to "Service Agreement" in the last sentence of Section 1 of the Custodian Agreement is hereby replaced with the words "Service Level Outline".

2. The references to "Appendix I" in the last sentence of Section I is each hereby replaced with the words "Appendix A".

3.   Section 14 of the Custodian Agreement is hereby revised to read as follows:

          This Agreement together with Appendix A and Appendix I attached hereto and any Schedules attached hereto constitutes the entire agreement between the Customer and the Custodian relating to the custody of the Accounts' assets.

4. Schedules I and II of the Custodian Agreement is hereby amended as attached hereto.

5.   Schedule IV of the Custodian Agreement is amended as attached hereto.

6. The amendments set forth in paragraphs 1, 2 and 3 above, shall be effective as of May 13, 1999. The amendments set forth in paragraph 3 above, shall be effective as of May 23, 2001

 IN WITNESS WHEREOF, each party has caused this Amendment to be executed on its behalf by its duly authorized officers. All other terms of the Custodian Agreement remain in place.

 AMERICAN EXPRESS TRUST COMPANY

 BY:    /s/ Chan Patel
    ---------------------------
 NAME:      Chan Patel
      -------------------------
 TITLE:     Vice President
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THE BANK OF NEW YORK

 BY:    /s/ Edward G. McGann
    ---------------------------
 NAME:      Edward G. McGann
      -------------------------
 TITLE:     Vice President
       ------------------------